Exhibit 99.1

Corporate Headquarters:	Corporate Headquarters:
1475 South Bascom Avenue, Suite 101	161 Mitchell Blvd. Suite 104
Campbell, CA 95008	San Rafael, CA 94903

Westinghouse Solar and Zep Solar Settle Dispute over Patents

CAMPBELL and SAN RAFAEL, CA, USA - May 31, 2012 - Westinghouse Solar, Inc. (NASDAQ:WEST) and Zep Solar, Inc. (Zep Solar) today announced a final and comprehensive settlement of their multi-year legal disputes, resulting in the expected dismissal of all federal court actions and the United States International Trade Commission (ITC) case. The specific terms of the global settlement are confidential.

The settlement extends to all customers, suppliers, and licensees of both Westinghouse Solar and Zep Solar who were named in one or more of the proceedings.  Both parties are pleased to be announcing today a complete and final end to the dispute and look forward to expanding the market for photovoltaic systems.

About Westinghouse Solar (NASDAQ:WEST)
Learn more at www.westinghousesolar.com

Contacts:
Public Relations
Gary Mull
Westinghouse Solar Inc.
(408) 402-9478
pr@westinghousesolar.com

Investor Relations
Matt Selinger
Genesis Select
(303) 415-0200
mselinger@genesisselect.com

About Zep Solar
Learn more at www.zepsolar.com

Media Contact:
Daniel Flanigan
Zep Solar Inc.
(415) 237-3526
daniel@zepsolar.com